Exhibit 99.1

CIFC Corp. Contact:	Brunswick Group Contact:
Nga Tran	April Kabahar-Emspak
(212) 624-1204	(212) 333-3810

FOR IMMEDIATE RELEASE

MONDAY, November 14, 2011

CIFC CORP. ANNOUNCES

THIRD QUARTER 2011 RESULTS

NEW YORK, November 14, 2011 — CIFC Corp. (NASDAQ: DFR) (“CIFC” or “the Company”) announced its results of operations for its third quarter ended September 30, 2011.

Third Quarter 2011 Highlights

•                  Adjusted Earnings Before Taxes for the quarter ended September 30, 2011 totaled $5.8 million compared to $0.5 million for the quarter ended September 30, 2010. The increase is primarily due to the April 2011 merger with Commercial Industrial Finance Corp. (the “Merger”), which significantly increased our assets under management and related investment advisory fees. Adjusted Earnings Before Taxes is a non-GAAP financial measure.

•                  GAAP net loss attributable to CIFC Corp. was $5.9 million, or $0.29 of diluted net loss per share, for the quarter ended September 30, 2011 compared to net loss attributable to CIFC Corp. of $8.0 million, or $0.70 of diluted net loss per share, for the quarter ended September 30, 2010. Based on several factors, including the recent Merger, there is a lack of comparability with the prior year quarter.

•                  The Company is now, after giving effect to the Merger, one of the largest senior secured corporate loan asset management firms globally, with assets under management (“AUM”) from collateralized loan obligations (“CLOs”) totaling $10.7 billion as of September 30, 2011.

Third Quarter & YTD 2011 Financial Overview

Discussing the quarter, Peter Gleysteen, the Company’s Chief Executive Officer, said, “I am very pleased that CIFC is beginning to achieve the anticipated benefits of the recent merger. In particular, investment advisory fees from our management of CLOs and CDOs increased to $11.9 million in the quarter just ended compared to $6.6 million in the prior year’s comparable quarter. Adjusted Earnings Before Taxes for the quarter ended September 30, 2011 totaled $5.8 million compared to $0.5 million for the quarter ended September 30, 2010.

We are making excellent progress in rationalizing the Company’s cost structure as a single organization. In addition, we have re-focused the merged Company on its core business of managing CLOs and other investment products based on our industry leading expertise in corporate credit obligations. We have exited proprietary trading and expect to continue to exit other non-core activities and to re-allocate capital to support investment products with the potential to generate investment advisory fees from third parties.

I am excited by CIFC’s strong prospects for organic growth in our core business.  Our increased scale, industry-leading track record plus our outstanding professionals position us well to develop and distribute new investment products based on our expertise in corporate credit.  We are also well positioned to participate in ongoing industry consolidation.”

Adjusted Earnings Before Taxes (Non-GAAP)

Adjusted Earnings Before Taxes is a non-GAAP financial measure that management utilizes to evaluate and analyze the Company’s performance. This non-GAAP financial measure was developed by management in the period after the Merger as management re-evaluated the Company’s internal management reporting given the Company’s shift to focus on its core investment management operations. Adjusted Earnings Before Taxes replaces Core Earnings, a non-GAAP measure we previously disclosed, as management believes that Core Earnings is no longer a useful metric. We believe Adjusted Earnings Before Taxes better reflects the nature and substance of the business and the economic benefits driven by advisory fee revenues from the management of client funds which are primarily CLOs. The calculation of Adjusted Earnings Before Taxes eliminates the net results of Consolidated Variable Interest Entities, the impact of certain non-cash items, non-recurring items, special charges and all components of net other income (expense) from net income (loss) attributable to CIFC Corp., the most comparable GAAP financial measure. A reconciliation between net income (loss) and Adjusted Earnings Before Taxes is set forth in Exhibits 1.1 to 1.4 to this press release.

Adjusted Earnings Before Taxes provided herein may not be comparable to similar measures presented by other companies, as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore, may be defined differently by other companies. In addition, Adjusted Earnings Before Taxes should be considered an addition to, not as a substitute for, or superior to, financial measures determined in accordance with GAAP.

Net Revenues

Investment Advisory Fees

During the three and nine months ended September 30, 2011 and 2010, we earned investment advisory fees from our management of CLOs, collaterized debt obligations (“CDOs”), separately managed accounts and other investment products. Investment advisory fees from our management of CLOs and CDOs totaled $11.9 million and $28.1 million for the three and nine months ended September 30, 2011, respectively, and $6.6 million and $19.7 million for the three and nine months ended September 30, 2010, respectively. Other investment advisory fees from our management of separately managed accounts and other investment products totaled $0.1 million and $0.4 million for the three and nine months ended September 30, 2011, respectively, and $0.2 million and $0.6 million for the three and nine months ended September 30, 2010, respectively. As of September 30, 2011, we no longer manage any separately managed accounts.

Net Interest income

Net interest income represents the difference between the interest income we earn on our proprietary investments and the cost of our borrowings, net of hedges, if any.  Net interest income also includes the distributions received on our investments in CLOs we manage (including DFR Middle Market CLO Ltd. (“DFR MM CLO”)) and our historical investments in residential-mortgage backed securities (“RMBS”). Interest income on investments in CLOs increased by $3.0 million and $3.6 million for the three and nine months ended September 30, 2011, respectively, as compared to the same periods in 2010.  These increases are primarily driven by increases in distributions from our investments in the DFR MM CLO which amounted to $3.0 million and $10.0 million, respectively, for the three and nine months ended September 30, 2011 and $0.2 million and $8.1 million, respectively, for the same periods in 2010. The increases in interest income on investments in CLOs were partially offset by decreases in net interest income on RMBS of $1.9 million and $2.6 million for the three and nine months ended September 30, 2011, respectively, as compared to the same periods in 2010.  These decreases in RMBS net interest income were the result of our second quarter 2011 decision to liquidate our RMBS portfolio.

Expenses

Expenses increased $0.8 million and $0.9 million for the three and nine months ended September 30, 2011, respectively, as compared to the same periods in 2010. The increases were primarily the result of increases in compensation and benefits of $1.1 million and $3.9 million and professional services of $0.2 million and $0.4 million for the three and nine months ended September 30, 2011, respectively, as compared to the same periods in 2010. The increases in compensation and benefits and professional services during the periods are primarily the result of the Merger, as during the three and nine months ended September 30, 2011, we were not yet able to realize the full benefit of expected cost synergies.  Following completion of the Merger, we began executing a plan to realize the expected economies of scale of the combined company through a reduction of the workforce. In addition, several revenue producing activities that were viewed as non-core to our business were wound down, and the employment of the individuals involved in such activities were terminated.  Restructuring activities are expected to continue through the second quarter of 2012, primarily with respect to adjustments to staffing levels and office space needs.

These increases in expenses were partially offset by reductions in insurance expense of $0.3 million and $0.8 million and in other general and administrative expenses of $0.2 million and $0.9 million for the three and nine months ended September 30, 2011, respectively, as compared the same periods in 2010.  The decreases in other general and administrative expenses during the three and nine months ended September 30, 2011, are primarily attributable to reductions in compensation for our board of directors (the “Board”) as a result of the restructuring of our Board’s compensation in conjunction with the Merger.  In addition, corporate interest expense declined $1.1 million for the nine months ended September 30, 2011, as compared to the same period in 2010.  This was primarily the result of the June 9, 2010 discharge of the $73.9 million in aggregate principal outstanding of Senior Notes for $55.0 million plus accrued interest.

The following table presents our adjusted components of Adjusted Earnings Before Taxes, Adjusted EBIT, and Adjusted EBITDA for the three and nine months ended September 30, 2011 and 2010:

	Adjusted three months ended September 30,		Variance	Adjusted nine months ended September 30,		Variance
	2011	2010	2011 vs. 2010	2011	2010	2011 vs. 2010
	(In thousands)
Revenues
Investment advisory fees	$11,985	$6,780	$5,205	$28,517	$20,327	$8,190
Net interest income:
Interest income	3,872	3,154	718	16,034	15,627	407
Interest expense	1	246	(245)	349	731	(382)
Net interest income	3,871	2,908	963	15,685	14,896	789
Total net revenues	15,856	9,688	6,168	44,202	35,223	8,979

Expenses
Compensation and benefits	5,262	4,146	1,116	13,951	10,064	3,887
Professional services	1,544	1,363	181	3,884	3,534	350
Insurance expense	435	766	(331)	1,324	2,159	(835)
Other general and administrative expenses	748	943	(195)	2,437	3,322	(885)
Depreciation and amortization	169	175	(6)	463	682	(219)
Occupancy	440	418	22	1,037	1,294	(257)
Corporate interest expense	1,445	1,424	21	4,222	5,318	(1,096)
Total expenses	10,043	9,235	808	27,318	26,373	945

Adjusted Earnings Before Taxes (1)	$5,813	$453	$5,360	$16,884	$8,850	$8,034

Adjusted EBIT (2)	$7,258	$1,877	$5,381	$21,106	$14,168	$6,938

Adjusted EBITDA (3)	$7,427	$2,052	$5,375	$21,569	$14,850	$6,719

(1)          See detailed reconciliations between net income (loss) attributable to CIFC Corp., the most comparable GAAP financial measure, and Adjusted Earnings Before Taxes in Exhibits 1.1 to 1.4.

(2)          Adjusted EBIT includes Adjusted Earnings Before Taxes and Corporate interest expense.

(3)          Adjusted EBITDA includes Adjusted EBIT and Deprecation and amortization.

GAAP Operating Results

Net loss attributable to CIFC Corp. was $5.9 million, or $0.29 of diluted net loss per share for the three months ended September 30, 2011 compared to net loss attributable to CIFC Corp. of $8.0 million, or $0.70 of diluted net loss per share for the three months ended September 30, 2010.  Net loss attributable to CIFC Corp. was $10.1 million, or $0.59 of diluted net loss per share for the nine months ended September 30, 2011 compared to net income attributable to CIFC Corp. of $9.7 million, or $1.11 of diluted net earnings per share for the nine months ended September 30, 2010.  A reconciliation between net income (loss) attributable to CIFC Corp. and Adjusted Earnings Before Taxes, a non-GAAP measure used by management, is set forth in Exhibits 1.1 to 1.4 to this press release.

The net results of the consolidated CLOs and CDOs are included in the net income (loss) attributable to noncontrolling interests (which generally is comprised of the debt and subordinated note investments of third parties in these CLOs and CDOs) on the condensed consolidated statement of operations. These results are primarily driven by the changes in fair value of the assets and liabilities of the consolidated CLOs and CDOs. However, these results are not indicative of the performance of the consolidated CLOs and CDOs or the cash distributions received by investors from such consolidated CLOs and CDOs.

AUM

Investment advisory fees paid by the investment products we manage on behalf of third party investors are our primary source of revenue. These fees typically consist of management fees based on the account’s assets and, in some cases, incentive fees based on the profits we generate for the account.

The following table summarizes the AUM for our significant investment product categories:

	September 30, 2011		June 30, 2011		December 31, 2010
	Number of		Number of		Number of
	Accounts	AUM (1)	Accounts	AUM (1)	Accounts	AUM (1)
		(In thousands)		(In thousands)		(In thousands)

CLOs	29	$10,698,765	30	$11,160,925	16	$5,468,802
ABS CDOs	10	3,029,217	10	3,134,057	10	3,342,028
Corporate Bond CDOs	4	329,570	4	395,745	4	485,718
Total AUM (2)	43	$14,057,552	44	$14,690,727	30	$9,296,548

(1)                                  AUM numbers generally reflect the aggregate principal or notional balance of the collateral and, in some cases, the cash balance held by the CLOs and CDOs and are as of the date of the last trustee report received for each CLO and CDO prior to the respective AUM date. The AUM for our Euro-denominated CLO and CDO have been converted into U.S. dollars using the spot rate of exchange as of the respective AUM date.

(2)                                  Total AUM for September 30, 2011, June 30, 2011 and December 31, 2010 included $182.0 million, $207.2 million and $262.4 million, respectively, related to DFR MM CLO. Deerfield Capital Management LLC, one of our indirect wholly-owned subsidiaries, manages DFR MM CLO but is not contractually entitled to receive any management fees therefrom for as long as all of the subordinated notes issued by DFR MM CLO are held by Deerfield Capital LLC or an affiliate thereof.

During the three months ended September 30, 2011, total AUM decreased by $0.6 billion, primarily as a result of declines in CLO AUM of $0.5 billion.  CLO AUM declined primarily as a result of expected declines in AUM on certain CLOs which are out of their reinvestment period and which used proceeds to repay debt securities issued by those CLOs. In addition, CLO AUM declined as a result of CypressTree Investment Management, LLC (“CypressTree”), one of our indirect wholly-owned subsidiaries, being removed as manager of a CLO in connection with the failure of specified CypressTree personnel to remain employed by CypressTree following the acquisition of CypressTree in December 2010.  During the nine months ended September 30, 2011, total AUM increased by $4.8 billion, primarily as a result of the increase in CLO AUM of $5.2 billion as a result of the Merger.

Post-Merger Integration Efforts

The Merger has provided significant opportunities to achieve cost synergies as well as benefits from greater scale and a better market position. While merger synergies are difficult to demonstrate in the early stages, efforts commenced immediately upon the completion of the Merger to evaluate and implement an efficient cost structure, and management continues to implement the careful transition of essential activities including the centralizing of most operating activities in the Company’s New York office. During this transition period, which will likely extend to the second quarter of 2012, the Company expects to incur significant expenses as duplicative investment management, operations, finance and other key functions are transitioned. In addition, certain restructuring charges, primarily in connection with the Merger, have and will be incurred, including with respect to redundant office lease obligations.

Following the Merger, the Company has focused on its core business as a corporate credit asset manager and made the decision to exit proprietary trading and investing activities, which previously constituted the Principal Investing segment. Accordingly, the Company liquidated its RMBS portfolio during the second quarter. Management is evaluating the remaining investments, including the DFR MM CLO, for potential disposition. The Company has begun accumulating senior secured corporate loan (“SSCL”) exposures within a total return swap warehouse and expects to launch new SSCL based products in the future.

About the Company

The Company, based in New York, is one of the largest senior secured corporate loan managers in the world. The Company combines what it believes are the best underwriting, portfolio management and value maximization practices of banks and asset managers to unlock long-term value for investors. The Company’s heritage CIFC CLO fund family has market leading performance in the U.S. managed CLO segment and has consistently generated alpha performance. The firm manages $10.7 billion across 29 CLOs as of September 30, 2011 and serves more than 200 institutional investors in North America, Europe, Asia and Australia. For more information, please visit our website at www.cifc.com.

NOTES TO PRESS RELEASE

Certain statements in this press release are forward-looking statements, as permitted by the Private Securities Litigation Reform Act of 1995. These include statements regarding future results or expectations. Forward-looking statements can be identified by forward-looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made, various operating assumptions and predictions as to future facts and conditions, which may be difficult to accurately make and involve the assessment of events beyond the Company’s control. Caution must be exercised in relying on forward-looking statements. The Company’s actual results may differ materially from the forward-looking statements contained in this press release as a result of the following factors, among others:  reductions in the Company’s assets under management and related investment management and incentive fee revenue; the ability to attract and retain qualified personnel; competitive conditions impacting the Company and its assets under management; the Company’s ability to complete future CLO transactions, including the Company’s ability to effectively finance such transactions through warehouse facilities and the amounts we might be required to invest in new CLO transactions, and the Company’s ability to assume or otherwise acquire additional CLO management contracts on favorable terms, or at all; the Company’s ability to accumulate sufficient qualified loans in its warehouse facilities and the Company’s exposure to market price risk and credit risk of the loan assets held in such warehouse facilities; the impact of certain accounting policies, including the required consolidation of numerous investment products that the Company manages into its financial statements on (i) investors’ understanding of our actual business and financial performance, and (ii) our ability to clearly communicate management’s view of such business and financial performance; the Company’s ability to sell and/or liquidate investments held for sale in DFR Middle Market CLO Ltd.; the current economic environment in the United States; disruptions to the credit and financial markets in the United States and globally; the impact of the downgrade of the United States credit rating; and contractions or limited growth as a result of uncertainty in the United States economy; the ability to maintain the Company’s exemption from registration as an investment company pursuant to the Investment Company Act of 1940; the ability of Bounty Investments, LLC and CIFC Parent Holdings, LLC to exercise substantial control over the Company’s business; the outcome of legal or regulatory proceedings to which the Company is or may become a party; the ability to make investments in new investment products, realize fee-based income under the Company’s investment management agreements, grow fee-based income and deliver strong investment performance; the Company’s failure to realize the expected benefits of the Merger; and other risks described from time to time in the Company’s filings with the SEC.

The forward-looking statements contained in this press release are made as of the date hereof, and the Company does not undertake any obligation to update any forward-looking statement to reflect subsequent events, new information or circumstances arising after the date hereof. All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referenced above. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and it does not endorse any projections regarding future performance that may be made by third parties.

Exhibit 1.1

The table below provides a reconciliation between the net income (loss) attributable to CIFC Corp. and Adjusted Earnings Before Taxes, a non-GAAP measure used by management, for the three months ended September 30, 2011:

	Three months ended September 30, 2011
	Consolidated	Consolidation	Deconsolidated	Reconciling and		Adjusted
	GAAP	Adjustments (1)	GAAP	Non-Recurring Items		Totals
			(In thousands)
Revenues
Investment advisory fees	$3,108	$11,424	$14,532	$(2,547)	(2)	$11,985
Net interest income:
Interest income	1	839	840	3,032	(3)	3,872
Interest expense	1	—	1	—		1
Net interest income	—	839	839	3,032		3,871
Total net revenues	3,108	12,263	15,371	485		15,856

Expenses
Compensation and benefits	5,262	—	5,262	—		5,262
Professional services	1,544	—	1,544	—		1,544
Insurance expense	435	—	435	—		435
Other general and administrative expenses	748	—	748	—		748
Depreciation and amortization	4,907	—	4,907	(4,738)	(4)	169
Occupancy	440	—	440	—		440
Corporate interest expense	—	—	—	1,445	(5)	1,445
Restructuring charges	783	—	783	(783)	(7)	—
Total expenses	14,119	—	14,119	(4,076)		10,043

Other Income (Expense) and Gain (Loss)
Net gain (loss) on investments, loans, derivatives and liabilities	4,588	(2,914)	1,674	(1,674)	(8)	—
Corporate interest expense	(1,445)	—	(1,445)	1,445	(5)	—
Strategic transactions expenses	(71)	—	(71)	71	(9)	—
Other, net	4	—	4	(4)	(8)	—
Net other income (expense) and gain (loss)	3,076	(2,914)	162	(162)		—

Operating income (loss)	(7,935)	9,349	1,414	4,399		5,813

Net results of Consolidated Variable Interest Entities	(220,182)	209,458	(10,724)	10,724	(10)	—

Loss before income tax expense (benefit)	(228,117)	218,807	(9,310)	15,123		5,813
Income tax expense (benefit)	(3,386)	—	(3,386)	3,386	(11)	—

Net loss	(224,731)	218,807	(5,924)	11,737		5,813
Net loss attributable to noncontrolling interest and Consolidated Variable Interest Entities	218,807	(218,807)	—	—		—
Net income (loss) attributable to CIFC Corp.	$(5,924)	$—	$(5,924)	$11,737		$5,813

Exhibit 1.2

The table below provides a reconciliation between the net income (loss) attributable to CIFC Corp. and Adjusted Earnings Before Taxes, a non-GAAP measure used by management, for the three months ended September 30, 2010:

	Three months ended September 30, 2010
	Consolidated	Consolidation	Deconsolidated	Reconciling and		Adjusted
	GAAP	Adjustments (1)	GAAP	Non-Recurring Items		Totals
			(In thousands)
Revenues
Investment advisory fees	$2,378	$4,402	$6,780	$—		$6,780
Net interest income:
Interest income	2,182	765	2,947	207	(3)	3,154
Interest expense	246	—	246	—		246
Net interest income	1,936	765	2,701	207		2,908
Total net revenues	4,314	5,167	9,481	207		9,688

Expenses
Compensation and benefits	4,490	—	4,490	(344)	(12)	4,146
Professional services	1,363	—	1,363	—		1,363
Insurance expense	766	—	766	—		766
Other general and administrative expenses	943	—	943	—		943
Depreciation and amortization	1,931	—	1,931	(1,756)	(4)	175
Occupancy	418	—	418	—		418
Corporate interest expense	—	—	—	1,424	(5)	1,424
Impairment of intangible assets	2,398	—	2,398	(2,398)	(6)	—
Total expenses	12,309	—	12,309	(3,074)		9,235

Other Income (Expense) and Gain (Loss)
Net gain (loss) on investments, loans, derivatives and liabilities	(4,906)	2,146	(2,760)	2,760	(8)	—
Corporate interest expense	(1,424)	—	(1,424)	1,424	(5)	—
Other, net	3	—	3	(3)	(8)	—
Net other income (expense) and gain (loss)	(6,327)	2,146	(4,181)	4,181		—

Operating income (loss)	(14,322)	7,313	(7,009)	7,462		453

Net results of Consolidated Variable Interest Entities	(13,573)	15,027	1,454	(1,454)	(10)	—

Loss before income tax expense (benefit)	(27,895)	22,340	(5,555)	6,008		453
Income tax expense (benefit)	1,699	—	1,699	(1,699)	(11)	—

Net loss	(29,594)	22,340	(7,254)	7,707		453
Net loss attributable to noncontrolling interest and Consolidated Variable Interest Entities	21,575	(21,575)	—	—		—
Net income (loss) attributable to CIFC Corp.	$(8,019)	$765	$(7,254)	$7,707		$453

Exhibit 1.3

The table below provides a reconciliation between the net income (loss) attributable to CIFC Corp. and Adjusted Earnings Before Taxes, a non-GAAP measure used by management, for the nine months ended September 30, 2011:

	Nine months ended September 30, 2011
	Consolidated	Consolidation	Deconsolidated	Reconciling and		Adjusted
	GAAP	Adjustments (1)	GAAP	Non-Recurring Items		Totals
			(In thousands)
Revenues
Investment advisory fees	$8,121	$24,263	$32,384	$(3,867)	(2)	$28,517
Net interest income:
Interest income	3,329	2,714	6,043	9,991	(3)	16,034
Interest expense	349	—	349	—		349
Net interest income	2,980	2,714	5,694	9,991		15,685
Total net revenues	11,101	26,977	38,078	6,124		44,202

Expenses
Compensation and benefits	14,225	—	14,225	(274)	(12)	13,951
Professional services	3,884	—	3,884	—		3,884
Insurance expense	1,324	—	1,324	—		1,324
Other general and administrative expenses	2,437	—	2,437	—		2,437
Depreciation and amortization	11,572	—	11,572	(11,109)	(4)	463
Occupancy	1,037	—	1,037	—		1,037
Corporate interest expense	—	—	—	4,222	(5)	4,222
Impairment of intangible assets	1,104	—	1,104	(1,104)	(6)	—
Restructuring charges	4,104	—	4,104	(4,104)	(7)	—
Total expenses	39,687	—	39,687	(12,369)		27,318

Other Income (Expense) and Gain (Loss)
Net gain (loss) on investments, loans, derivatives and liabilities	5,095	(2,382)	2,713	(2,713)	(8)	—
Corporate interest expense	(4,222)	—	(4,222)	4,222	(5)	—
Strategic transactions expenses	(1,459)	—	(1,459)	1,459	(9)	—
Other, net	7	—	7	(7)	(8)	—
Net other income (expense) and gain (loss)	(579)	(2,382)	(2,961)	2,961		—

Operating income (loss)	(29,165)	24,595	(4,570)	21,454		16,884

Net results of Consolidated Variable Interest Entities	(314,638)	304,598	(10,040)	10,040	(10)	—

Loss before income tax expense (benefit)	(343,803)	329,193	(14,610)	31,494		16,884
Income tax expense (benefit)	(4,523)	—	(4,523)	4,523	(11)	—

Net loss	(339,280)	329,193	(10,087)	26,971		16,884
Net loss attributable to noncontrolling interest and Consolidated Variable Interest Entities	329,193	(329,193)	—	—		—
Net income (loss) attributable to CIFC Corp.	$(10,087)	$—	$(10,087)	$26,971		$16,884

Exhibit 1.4

The table below provides a reconciliation between the net income (loss) attributable to CIFC Corp. and Adjusted Earnings Before Taxes, a non-GAAP measure used by management, for the nine months ended September 30, 2010:

	Nine months ended September 30, 2010
	Consolidated	Consolidation	Deconsolidated	Reconciling and		Adjusted
	GAAP	Adjustments (1)	GAAP	Non-Recurring Items		Totals
			(In thousands)
Revenues
Investment advisory fees	$9,056	$11,271	$20,327	$—		$20,327
Net interest income:
Interest income	6,495	1,038	7,533	8,094	(3)	15,627
Interest expense	731	—	731	—		731
Net interest income	5,764	1,038	6,802	8,094		14,896
Total net revenues	14,820	12,309	27,129	8,094		35,223

Expenses
Compensation and benefits	10,408	—	10,408	(344)	(12)	10,064
Professional services	3,534	—	3,534	—		3,534
Insurance expense	2,159	—	2,159	—		2,159
Other general and administrative expenses	3,850	—	3,850	(528)	(13)	3,322
Depreciation and amortization	10,694	—	10,694	(10,012)	(4)	682
Occupancy	1,294	—	1,294	—		1,294
Corporate interest expense	—	—	—	5,318	(5)	5,318
Impairment of intangible assets	2,566	—	2,566	(2,566)	(6)	—
Total expenses	34,505	—	34,505	(8,132)		26,373

Other Income (Expense) and Gain (Loss)
Net gain (loss) on investments, loans, derivatives and liabilities	(2,447)	2,655	208	(208)	(8)	—
Corporate interest expense	(5,318)	—	(5,318)	5,318	(5)
Strategic transactions expenses	(4,022)	—	(4,022)	4,022	(9)	—
Net gain on the discharge of the Senior Notes	17,418	—	17,418	(17,418)	(14)	—
Other, net	(961)	—	(961)	961	(8)	—
Net other income (expense) and gain (loss)	4,670	2,655	7,325	(7,325)		—

Operating income (loss)	(15,015)	14,964	(51)	8,901		8,850

Net results of Consolidated Variable Interest Entities	(23,785)	36,003	12,218	(12,218)	(10)	—

Loss before income tax expense (benefit)	(38,800)	50,967	12,167	(3,317)		8,850
Income tax expense (benefit)	1,701	—	1,701	(1,701)	(11)	—

Net loss	(40,501)	50,967	10,466	(1,616)		8,850
Net loss attributable to noncontrolling interest and Consolidated Variable Interest Entities	50,202	(50,202)	—	—		—
Net income (loss) attributable to CIFC Corp.	$9,701	$765	$10,466	$(1,616)		$8,850

(1)	Adjustments to eliminate the impact of the Consolidated CLOs.
(2)	Adjustments to reflect Adjusted Earnings Before Taxes net of fee sharing arrangements related to the Merger.
(3)	The reclassification of distributions received on our investments in the DFR MM CLO subordinated notes.
(4)

Elimination of intangible asset amortization. The adjustment for the nine months ended September 30, 2010 also includes $5.5 million of non-recurring accelerated depreciation and amortization expense related to certain leasehold improvements and equipment we abandoned in connection with our relocation to a new office space on April 30, 2010.

(5)	Reclassification of corporate interest expense from other income (expense) and gain (loss) to expenses.
(6)	Elimination of impairment charges on intangible assets.
(7)	Elimination of restructuring charges.
(8)	Elimination of net gains (losses) on our proprietary investments and items (primarily non-recurring in nature) which are included within Other, net.
(9)	Elimination of strategic transactions expenses.
(10)	Elimination of the GAAP net income (loss) related to the DFR MM CLO, the Warehouse TRS and Deerfield Pegasus Loan Capital LP (“DPLC”).
(11)	Elimination of income tax expense (benefit).
(12)	Elimination of certain incentive based compensation related to certain net gains (losses) on investments which are not included as a component of Adjusted Earnings Before Taxes.
(13)	Elimination of the non-recurring expense related to the warrants issued in conjunction with the restructuring of DPLC.
(14)	Elimination of the non-recurring gain on the discharge of the Senior Notes.

Exhibit 2.1

Results of Consolidated Operations Pursuant to GAAP

The following table presents our comparative condensed consolidated statement of operations for the three and nine months ended September 30, 2011 and 2010. Certain amounts in the condensed statements of operations for the three and nine months ended September 30, 2010 have been reclassified to conform to the presentation for the three and nine months ended September 30, 2011.

	Three months ended September 30,		Variance	Nine months ended September 30,		Variance
	2011	2010	2011 vs. 2010	2011	2010	2011 vs. 2010
	(In thousands, except share and per share amounts)
Revenues
Investment advisory fees	$3,108	$2,378	$730	$8,121	$9,056	$(935)
Net interest income:
Interest income	1	2,182	(2,181)	3,329	6,495	(3,166)
Interest expense	1	246	(245)	349	731	(382)
Net interest income	—	1,936	(1,936)	2,980	5,764	(2,784)
Total net revenues	3,108	4,314	(1,206)	11,101	14,820	(3,719)

Expenses
Compensation and benefits	5,262	4,490	772	14,225	10,408	3,817
Professional services	1,544	1,363	181	3,884	3,534	350
Insurance expense	435	766	(331)	1,324	2,159	(835)
Other general and administrative expenses	748	943	(195)	2,437	3,850	(1,413)
Depreciation and amortization	4,907	1,931	2,976	11,572	10,694	878
Occupancy	440	418	22	1,037	1,294	(257)
Impairment of intangible assets	—	2,398	(2,398)	1,104	2,566	(1,462)
Restructuring charges	783	—	783	4,104	—	4,104
Total expenses	14,119	12,309	1,810	39,687	34,505	5,182

Other Income (Expense) and Gain (Loss)
Net gain (loss) on investments, loans, derivatives and liabilities	4,588	(4,906)	9,494	5,095	(2,447)	7,542
Corporate interest expense	(1,445)	(1,424)	(21)	(4,222)	(5,318)	1,096
Strategic transactions expenses	(71)	—	(71)	(1,459)	(4,022)	2,563
Net gain on the discharge of the Senior Notes	—	—	—	—	17,418	(17,418)
Other, net	4	3	1	7	(961)	968
Net other income (expense) and gain (loss)	3,076	(6,327)	9,403	(579)	4,670	(5,249)

Operating income (loss)	(7,935)	(14,322)	6,387	(29,165)	(15,015)	(14,150)

Results of Consolidated Variable Interest Entities
Net gain (loss) from activities of Consolidated Variable Interest Entities	(218,335)	(12,640)	(205,695)	(309,844)	(21,355)	(288,489)
Expenses of Consolidated Variable Interest Entities	(1,847)	(933)	(914)	(4,794)	(2,430)	(2,364)
Net results of Consolidated Variable Interest Entities	(220,182)	(13,573)	(206,609)	(314,638)	(23,785)	(290,853)

Loss before income tax expense (benefit)	(228,117)	(27,895)	(200,222)	(343,803)	(38,800)	(305,003)
Income tax expense (benefit)	(3,386)	1,699	(5,085)	(4,523)	1,701	(6,224)

Net loss	(224,731)	(29,594)	(195,137)	(339,280)	(40,501)	(298,779)
Net loss attributable to noncontrolling interest and Consolidated Variable Interest Entities	218,807	21,575	197,232	329,193	50,202	278,991
Net income (loss) attributable to CIFC Corp.	$(5,924)	$(8,019)	$2,095	$(10,087)	$9,701	$(19,788)

Earnings (loss) per share -
Basic	$(0.29)	$(0.70)	$0.41	$(0.59)	$1.12	$(1.71)
Diluted	$(0.29)	$(0.70)	$0.41	$(0.59)	$1.11	$(1.70)

Weighted-average number of shares outstanding -
Basic	20,426,118	11,397,864		17,038,258	8,698,602
Diluted	20,426,118	11,397,864		17,038,258	8,740,244